                         SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.


                                      FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            VALLEY NATIONAL CORPORATION
               (Exact name of registrant as specified in its charter)


             Delaware                                  33-0825336
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

            1234 East Main Street, El Cajon, California            92021
              (Address of Principal Executive Offices)           (Zip Code)

               Valley National Corporation 401(k)/Profit Sharing Plan
                              (Full title of the plan)

                          Mr. William V. Ehlen, President
                            Valley National Corporation
                               1234 East Main Street
                                 El Cajon, CA 92021
                      (Name and address of agent for service)


                                   (619) 593-3330
                      (Telephone Number, including area code,
                                of agent for service)

                                   (619) 593-3344
                         (Fax number of agent for service)

        The Commission is requested to send copies of all notices and other communications to:

                              James K. Sterrett, Esq.
                       Dostart Clapp Sterrett & Coveney, LLP
                       4370 La Jolla Village Drive, Suite 970
                                San Diego, CA 92122
                             Telephone: (619) 623-4200
                                Fax: (619) 623-4299

                          CALCULATION OF REGISTRATION FEE


                                                                  Proposed maximum        Proposed maximum          Amount of
      Title of Securities to be            Amount to be            offering price        aggregate offering       registration
              Registered                   Registered(1)            per share(2)              price(2)                fee(2)
 Common stock, par value $0.0001 per           20,000                  $18.375                 367,500                $102.17
 share

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Valley National Corporation 401(k)/Profit Sharing Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market System as of a date within five business days preceding the date of filing of this Registration Statement.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating officers and employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

          Valley National Corporation, a Delaware corporation (the "Company"), hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission"):

          (a) Valle de Oro Bank, N.A.'s Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Commission on March 31, 1999.

          (b) The Company's Proxy Statement-Prospectus filed as part of the Company's Registration Statement on Form S-4 (Reg. No. 333-67661), as filed with the Commission on November 20, 1998, Amendment No. 1 to the Registration Statement filed with the Commission on January 26, 1999, and Amendment No. 2 to the Registration Statement filed with the Commission on February 18, 1999.

          (c) All documents subsequently filed by the Company or the Valley National Corporation 401(k)/Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.   Description of Securities.

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

          Certain legal matters with respect to the validity of the shares of Company Common Stock offered hereby will be passed upon by Dostart Clapp Sterrett & Coveney, LLP, San Diego, California.

ITEM 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of
Delaware: (i) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; (ii) gives a director or officer who successfully defends an action the right to be so indemnified; and (iii) permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

          Article VI of Valley National Corporation's Bylaws requires Valley National Corporation to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware.
Article X of Valley National Corporation's Certificate of Incorporation also provides that Valley National Corporation shall indemnify and advance expenses to its directors, officers, employees or agents to the fullest extent permitted by applicable law.

          Valley National Corporation intends to enter into individual agreements with each of its directors and executive officers pursuant to which Valley National Corporation will agree to indemnify each of its directors and executive officers to the fullest extent provided by applicable law and the Bylaws of Valley National Corporation as currently in effect.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Valley National Corporation pursuant to the foregoing provisions, Valley National Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and therefore unenforceable.

          Valley National Corporation intends to purchase insurance policies containing customary terms and conditions for the purpose of insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or make statements) as directors and officers which may cover liabilities under the Securities Act.

          Valley National Corporation also maintains an insurance policy insuring those individuals who are fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, under certain employee benefit plans of Valley National Corporation and its subsidiaries against certain losses incurred by them as a result of claims based on their responsibilities, obligations and duties under such Act.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Valley National Corporation's Certificate of Incorporation includes such a provision in
Article IX thereof.

ITEM 7.   Exemption from Registration Claimed.

          Not applicable.

ITEM 8.   Exhibits.


    Exhibit
     Number               Description of Exhibit

      4.1 Valley National Corporation's Certificate of Incorporation, filed as Exhibit (3)A. to the Company's Registration Statement on Form S-4 (Registration No. 333-67661) is incorporated herein by reference.

      4.2 Valley National Corporation's Certificate of Incorporation, filed as Exhibit (3)B. to the Company's Registration Statement on Form S-4 (Registration No. 333-67661) is incorporated herein by reference.

       5 Opinion of Dostart Clapp Sterrett & Coveney, LLP regarding Valley National Corporation Common Stock and Consent.

      23.1      Consent of KPMG LLP, Independent Auditors.

      23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

      24 Powers of Atorney (included as part of the Signature Page of this Registration Statement).

      99.1      Valle de Oro Bank, N.A. 401(k)/Profit Sharing Plan, filed as
                Exhibit 10.7 to the Company's Registration Statement on Form S-4 (Registration No. 333-67661) is incorporated herein by reference.

      99.2 Nonstandardized Adoption Agreement Prototype Cash or Deferred Profit Sharing Plan and Trust Sponsored by Prudential Mutual Fund Management, Inc.

      99.3 Amendment to Nonstandardized Adoption Agreement to Valle de Oro Bank, N.A. 401(k)/Profit Sharing Plan.

ITEM 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, State of California, on March 17, 1999.

VALLEY NATIONAL CORPORATION



By: /s/ William V. Ehlen
    -----------------------------------
    Name: William V. Ehlen
    Title:   President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William V. Ehlen and C. K. Hill, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



 /s/ William V. Ehlen                 /s/ C. K. Hill
 ----------------------------------   ----------------------------------
 William V. Ehlen, President          C. K. Hill, O.D., Secretary and
 and Director                         Director



 /s/ James F. Carroll                 /s/ Philip J. Gelber
 ----------------------------------   ----------------------------------
 James F. Carroll, Chairman of        Philip J. Gelber, M.D., Director
 the Board and Director



 /s/ Samuel M. Ciccati                /s/ Obert D. "Dale" Conway
 ----------------------------------   ----------------------------------
 Samuel M. Ciccati, Ph.D., Director   Obert D. "Dale" Conway, Director


 /s/ Paul M. Cable
 ---------------------------
 Paul M. Cable, Treasurer, Chief
 Financial Officer and Principal
 Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, the Trustee and the Plan Administrator set forth below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, State of California, on March 17, 1999.

                              Prudential Bank & Trust Company



                              By:   /s/ James M. Peacock
                                    ---------------------------------------
                                      Trustee


                              Valle de Oro Bank, N.A.



                              By:   /s/ William V. Ehlen
                                    ---------------------------------------
                                      William V. Ehlen, Plan Administrator